UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2020
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d)

On February 4, 2020, the Board of Directors (the “Board”) of Illumina, Inc. (the “Company”) increased the size of the Board from nine to ten members and elected Scott Gottlieb, to serve on the Board beginning February 4, 2020. Dr. Gottlieb will stand for election at the Company’s 2020 annual meeting of stockholders to serve for a one-year term commencing with such meeting. There is no arrangement or understanding between Dr. Gottlieb and any other person pursuant to which he was selected as a director. In addition, Dr. Gottlieb is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Dr. Gottlieb will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed on April 16, 2019.

A copy of the press release announcing the appointment of Dr. Gottlieb is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	February 6, 2020	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated February 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)